                                                            EXHIBIT 10.25 (b)


                              AMENDMENT TO LEASE
                              ------------------

     THIS AMENDMENT TO LEASE ("Amendment") is dated as of the 1st day of June, 1997, by and between CENTERPOINT REALTY SERVICES CORPORATION, an Illinois corporation ("Landlord") and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Tenant").

                                   RECITALS
                                   --------

     A. Landlord and Tenant have entered into that certain Industrial Building Lease dated as of September 6, 1996 ("Lease") with respect to a building ("Initial Improvements") to be constructed by Landlord on certain property located along Old Thorndale Road in Itasca, Illinois as more particularly described in the Lease. Landlord was inadvertently referred to as CenterPoint Properties Corporation in the Lease. The parties acknowledge and agree that the Landlord is CenterPoint Realty Services Corporation.

     B. Landlord's construction of the Initial Improvements has progressed more quickly than originally anticipated and Tenant would like to occupy the Premises earlier than anticipated. Also, changes have been made to the Initial Improvements. In connection with the foregoing, Landlord and Tenant have agreed to amend the Lease to, among other things, revise the Estimated Office Commencement Date, the Warehouse Commencement Date, the Termination Date and the Base Rent Schedule.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

     2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

     3.   Amendments.  The terms of the Lease shall be amended as follows:

          A. The Base Rent Schedule as defined in Section 1.1D of the Lease is hereby deleted in its entirety and replaced with the following:

          Period                                        Annual Base Rent
          ------                                        ----------------

          June 1, 1997 - the day preceding
          the Office Rent Commencement Date               $403,466.52

          Office Rent Commencement Date -
          November 30, 2002                               $729,223.12

          December 1, 2002 -
          November 30, 2007                               $837,666.00



          B. The Estimated Office Commencement Date defined in Section l.1E is hereby changed to July 25, 1997.

          C. The Initial Term defined in Section l.lM is hereby changed to the period commencing June 1, 1997 and ending November 30, 2007.

          D.   The phrase Office Rent Commencement Date is hereby added as
Section 1.1 AE and shall mean the date which is the later of August 25, 1997 or the thirtieth (30th) day after the Office Commencement Date.

           E. Section 3.1 of the Lease is hereby deleted in its entirety and replaced with the following:

               "Section 3.1 Term. The Initial Term of this Lease shall commence with respect to the Warehouse Space on June 1, 1997 (hereinafter referred to as the "Commencement Date" and "Warehouse Commencement Date"). The Initial Term of this Lease shall commence with respect to the Office Space on the date (hereinafter referred to as the "Office Commencement Date") which is the Substantial Completion Date of the Office Space, which date is estimated to be the Estimated Office Commencement Date. The Initial Term shall end on November 30, 2007, unless sooner terminated as herein set forth. Concurrent with the actual Warehouse Commencement Date and Office Commencement Date of this Lease, Tenant shall deliver to Landlord an estoppel certificate in accordance with Article XVII hereof."

          F. The term Lease Year as used in the Lease is hereby changed to calendar year.

          G. Section 31.1 of the Lease shall be amended to provide (i) the reference to 26,195 is hereby changed to 22,829, (ii) the sentence stating that, "The Expansion Date shall be a date during Lease Year 6 or Lease Year 7" is hereby deleted and replaced with the following: The Expansion Date shall be a date during the period commencing December 1, 2002 and ending November 30, 2004, and (iii) Annual Base Rent for the Expansion Space is hereby reduced to $119,856.00.

          H. Section 32.1 of the Lease shall be amended to provide that the Annual Base Rent for the Expansion Space is reduced to $119,856.00.

          I. The first sentence of Section 33.1C of the Lease is hereby deleted and replaced by the following:

          "All of the terms and provisions of this Lease (except this Article XXXIII) shall be applicable to the Renewal Term, except that Annual Base Rent for the Renewal Term shall be an amount equal to the lesser of (i) one hundred fifteen percent (115%) of the Base Rent then being paid for the Premises, including, but not limited to the Expansion Space, if applicable, or (ii) the Fair Value as defined below."

     4. Modifications. Except as herein modified, the terms, conditions and covenants of this Lease shall remain unchanged and in full force and effect. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

     5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     6. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

     7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

     9. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

     10. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LANDLORD:                                     TENANT:

CENTERPOINT REALTY SERVICES                   PLAYBOY ENTERPRISES, INC.,
CORPORATION, an Illinois corporation          a Delaware corporation

By: /s/ Paul S. Fisher                        By: /s/ Howard Shapiro
    ------------------                            -----------------------------
    Its:
                                              Its: Ex.V.P.

By: /s/ Michael M. Mullen                     By:
    ---------------------                         -----------------------------
                                              Its:
    Its: President


















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